UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 2, 2021 (March 31, 2021)

GL Brands, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-55687	46-2093679
(State or Other Jurisdictionof Incorporation)	(CommissionFile Number)	(IRS EmployerIdentification No.)

P.O. Box 470458, 3101 West 6th Street, Fort Worth, Texas	76147-9998
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (888) 811-4367

N/A
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b 2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Changes in Control of Registrant.

Previously GL Brands, Inc. (the “Company”) filed a Bankruptcy Plan of Reorganization under which the Company’s incumbent shares would all be canceled, the incumbent shareholders would lose all interest in the Company and new equity would be issued in the reorganized Company in exchange for cash payments to the Company approved by the Court through the Plan of Reorganization.

As part of the Court’s consideration of such plan of reorganization, on March 31, 2021, the Bankruptcy Court for the N.D. Texas, Fort Worth Division issued an order to allow the Company to hold an auction for the sale of its to-be-issued new equity interests of the reorganized Company. Upon and subject to the Court’s final acceptance of the Plan of Reorganization, the successful auction bidder will own one hundred percent (100%) of the Company’s equity interest.

The Court’s order approves bidding procedures and a stalking horse bid from Merida Capital Partners III, LP, Merida Capital Partners QP, LP and certain of their affiliates. The stalking horse bid has a bid value of $1,314,019 and a $25,000 breakup fee. The bidding procedures require that all bids other than the stalking horse bid have values greater than the stalking horse bid to be submitted by April 16, 2021 along with a $125,000 deposit. The full bidding procedures are stated in the Court’s order.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 2, 2021	GL BRANDS, INC.

/s/ Brian Moon
Name: Brian Moon
Title: Chief Executive Officer

 Attachment:
Exhibit 99.1 - Court Order dated March 31, 2021 signed by the Honorable Edward Lee Morris, US Bankruptcy Judge, N.D. Texas Fort Worth Division, Cause No. 20-43800-elm-11 styled In re: GL Brands, Inc.